UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 10, 2011
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI  48104
(Address of principal executive offices)

(734) 214-3700
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, Kenneth W. Crawford was appointed to the Board of Directors of United Bancorp, Inc. ("United") effective May 10, 2011. Mr. Crawford was also appointed to serve as a member of United’s Audit Committee and was appointed as a director of United's subsidiary bank, United Bank & Trust.

Mr. Crawford is a licensed CPA and has held accounting and finance positions at Michigan Consolidated Gas Company, Bundy Corporation, TriMas Corporation, MascoTech, Inc. and Kaydon Corporation (“Kaydon”). He retired in 2009 from the position of Senior Vice President, Chief Financial Officer, Corporate Controller and Assistant Secretary of Kaydon, and currently provides financial consulting services to Kaydon and others.

Mr. Crawford is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Crawford was selected as a director.

Mr. Crawford will be entitled to receive compensation for his service as a director consistent with the compensation paid to other directors as described in United's Proxy Statement for its April 26, 2011 annual meeting.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits

99.1	Press Release dated May 11, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: May 11, 2011	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release dated May 11, 2011.